ETHAN ALLEN INTERIORS INC. AND SUBSIDIARIES

Exhibit 32.1

Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, M. Farooq Kathwari, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q (the “Quarterly Report”) for the period ended March 31, 2018 as filed by Ethan Allen Interiors Inc. (the "Company"), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2018

/s/ M. Farooq Kathwari	Chairman, President and Chief Executive Officer
(M. Farooq Kathwari)	Ethan Allen Interiors Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.